HOLLYER BRADY BARRETT & HINES LLP
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                                           January 30, 2007





To the Trustees of Tax-Free Trust of Oregon

     We consent to the incorporation by reference into post-effective amendment No. 31 under the 1933 Act and No. 32 under the 1940 Act of our opinion dated December 1, 1997.


                                   Hollyer Brady Barrett & Hines LLP


                                        /s/ William L.D. Barrett
                                   By:-------------------------
                                           Partner